Report of Independent
Accountants
October 21, 1998

To the Shareholders
and Board of
Directors of
Global Partners
Income Fund Inc.


In planning and
performing our
audit of the
financial statements
of Global Partners
Income Fund Inc.
(the "Fund") for
the year ended
August 31, 1998,
we considered its
internal control,
including control
activities for
safeguarding
securities, in
order to determine
our auditing
procedures for
the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements
of Form N-SAR,
not to provide
assurance on
internal control.

The management
of the Fund is
responsible for
establishing and
maintaining
internal control.
In fulfilling this
responsibility,
estimates and
judgments by
management are
required to
assess the
expected benefits
and related costs
of controls.
Generally, controls
that are relevant
to an audit pertain
to the entity's
objective of
preparing financial
statements for
external purposes
that are fairly
presented in
conformity with
generally accepted
accounting principles.
Those controls
include the
safeguarding
of assets against
unauthorized
acquisition, use
or disposition.
Because of inherent
limitations in internal
control, errors or
fraud may occur and
not be detected.  Also,
 projection of any
evaluation of internal
control to future
periods is subject
to the risk that it
may become inadequate
because of changes
in conditions or that
the effectiveness of
the design and
operation may
deteriorate.
Our consideration of
internal control would
not necessarily
disclose all matters
in internal control
that might be material
weaknesses under
standards established
by the American
Institute of Certified
Public Accountants.
A material weakness
is a condition in
which the design or
operation of one or
more of the internal
control components
does not reduce to a
relatively low level
the risk that
misstatements caused
by error or fraud in
amounts that would be
material in relation
to the financial
statements being
audited may occur
and not be detected
within a timely
period by employees
in the normal course
of performing their
assigned functions.
However, we noted no
matters involving
internal control and
its operation,
including controls
for safeguarding
securities, that we
consider to be
material weaknesses
as defined above as
of August 31, 1998.
This report is
intended solely
for the information
and use of management
and the Board of
Directors of the
Fund and the
Securities and Exchange Commission.

To the Shareholders
and Board of Directors of
Global Partners
Income Fund Inc.
October 21, 1998


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